Exhibit 99.3
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
     On June 16, 2011, Nuance Communications, Inc. (“Nuance”) acquired all of the outstanding capital stock of SVOX AG (“SVOX”), pursuant to a Share Purchase Agreement, as amended by and among Nuance, Ruetli Holding Corporation (a wholly-owned subsidiary of Nuance), the shareholders of SVOX and smac partners GmbH, as the shareholder representative. The aggregate consideration payable to the former stockholders of SVOX was €87.0 million, which consists of cash consideration of €57.0 million and a deferred acquisition payment of €30.0 million. The deferred acquisition payment is payable in cash or shares of our common stock at our option; €8.3 million is due on June 16, 2012 and the remaining €21.7 million is due on December 31, 2012.
     On June 15, 2011, Nuance acquired Equitrac Corporation (“Equitrac”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 10, 2011, as amended, by and among Nuance, Ellipse Acquisition Corporation, a Florida corporation and a wholly owned subsidiary of Nuance (“Sub”), Equitrac, U.S. Bank National Association, as escrow agent and Cornerstone Equity Investors, LLC, as the representative of Equitrac’s stockholders, optionholders and warrantholders pursuant to which Sub will merge with and into Equitrac. The consideration consists of approximately $162.0 million in cash. Under the terms of the Merger Agreement, approximately $34.3 million of the consideration was used to payoff existing bank debt.
     On December 30, 2009, Nuance acquired SpinVox Limited (“SpinVox”), pursuant to two agreements dated December 29, 2009 by and among Nuance, Foxtrot Acquisition Limited a company incorporated in the Cayman Islands and a wholly-owned indirect subsidiary of Nuance, Foxtrot Acquisition II Limited a company incorporated in the Cayman Islands and a wholly-owned direct subsidiary of Nuance, and certain holders of outstanding equity and debt securities of SpinVox. Pursuant to the agreements, all existing financial indebtedness of SpinVox was cancelled and Nuance acquired all of the equity securities of SpinVox for an aggregate consideration of $67.5 million cash and 2,299,311 shares of Nuance common stock valued at $36.4 million based on the closing stock price on the date of acquisition.
     The following unaudited pro forma combined financial information is shown as if Nuance, SpinVox, Equitrac and SVOX had been combined as of October 1, 2009.
     The unaudited pro forma combined financial information of Nuance, SpinVox, Equitrac and SVOX is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from these completed acquisitions are derived from the preliminary purchase consideration and purchase price allocation and do not necessarily represent the final purchase price allocations.
     The historical financial information for Equitrac for the period from October 1, 2009 to September 30, 2010 has been derived from the unaudited financial information for the year ended August 31, 2010. The historical information for Equitrac for the period October 1, 2010 to June 30, 2011 has been derived from the unaudited financial information for the nine months ended May 31, 2011.
     The historical financial information for SVOX for the period from October 1, 2009 to September 30, 2010 has been derived from the audited consolidated financial statements for the year ended December 31, 2010. The historical information for SVOX for the period October 1, 2010 to June 30, 2011 has been derived from the unaudited financial information for the nine month period ended March 31, 2011.
     The historical financial information of SpinVox for the period from October 1, 2009 to December 29, 2009 has been derived from the unaudited financial information for that period.
     The unaudited pro forma combined consolidated financial statements do not include the historical or pro forma financial information for individually insignificant acquisitions, which were acquired by Nuance during fiscal 2010 and 2011, prior to their acquisition. The financial statements for these acquired companies and pro forma financial information for the transactions are not included herein as the transactions were determined not to be “significant” in accordance with the calculations required by Rule 1-02(w) of Regulation S-X of the Securities Exchange Act of 1934, as amended.
     The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the transactions been consummated as of October 1, 2009, nor is the data necessarily indicative of future operating results.

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Year Ended September 30, 2010

	Historical	Historical SpinVox				Historical Equitrac				Historical SVOX
	Nuance for the	for the period from				for the period from				for the period from
	Year Ended	October 1, 2009 to	Pro Forma		Pro Forma	September 1, 2009 to	Pro Forma		Pro Forma	January 1, 2010 to	Pro Forma		Pro Forma
	September 30, 2010 (A)	December 29, 2009 (B)	Adjustments		Combined	August 31, 2010 (C)	Adjustments		Combined	December 31, 2010 (D)	Adjustments		Combined
					(in thousands, except per share amounts)
Revenue:
Product and licensing	$473,460	$—	$—		$473,460	$47,554	$—		$521,014	$12,137	$—		$533,151
Professional services and hosting	463,567	5,401	6,575	(C1)	475,543	—	—		475,543	—	—		475,543
Maintenance and support	181,921	—	—		181,921	—	—		181,921	—	—		181,921

Total revenue	1,118,948	5,401	6,575		1,130,924	47,554	—		1,178,478	12,137	—		1,190,615

Cost of revenue:
Product and licensing	49,618	—	—		49,618	16,373	—		65,991	714	—		66,705
Professional services and hosting	280,725	10,432	—		291,157	—	—		291,157	—	—		291,157
Maintenance and support	31,269	—	—		31,269	—	—		31,269	—	—		31,269
Amortization of intangible assets	47,758	—	1,125	(C1)	48,883	—	3,143	(A1)	52,026	325	929	(B1)	53,280

Total cost of revenue	409,370	10,432	1,125		420,927	16,373	3,143		440,443	1,039	929		442,411

Gross profit (loss)	709,578	(5,031)	5,450		709,997	31,181	(3,143)		738,035	11,098	(929)		748,204

Operating expenses:
Research and development	152,071	7,259	(657	) (C1)	158,673	4,277			162,950	10,231	—		173,181
Sales and marketing	266,208	7,495	—		273,703	11,710	—		285,413	3,174	—		288,587
General and administrative	122,061	16,857	—		138,918	9,603	(794	) (A2)	147,727	3,449	—		151,176
Amortization of intangible assets	87,819	—	667	(C1)	88,486	470	3,164	(A1)	92,120	305	2,856	(B1)	95,281
Acquisition related costs, net	30,611	—	(5,507	) (C2)	25,104	—	—		25,104	—	—		25,104
Restructuring and other charges (credits), net	17,891	—	—		17,891	—	—		17,891	—	—		17,891

Total operating expenses	676,661	31,611	(5,497)		702,775	26,060	2,370		731,205	17,159	2,856		751,220

Income (loss) from operations	32,917	(36,642)	10,947		7,222	5,121	(5,513)		6,830	(6,061)	(3,785)		(3,016)
Other income (expense):
Interest income	1,238	2	(133	) (C3)	1,107	—	(330	) (A3)	777	2	(165	) (B2)	614
Interest expense	(40,993)	(44,731)	44,653	(C4)	(41,071)	(3,394)	3,362	(A2)	(41,103)	(21)	—		(41,124)
Other (expense) income, net	5,773	318	—		6,091	(318)	318	(A2)	6,091	(332)	—		5,759

Income (loss) before income taxes	(1,065)	(81,053)	55,467		(26,651)	1,409	(2,163)		(27,405)	(6,412)	(3,950)		(37,767)
Provision for (benefit from) income taxes	18,034	470	—		18,504	579	—		19,083	(116)	—		18,967

Net income (loss)	$(19,099)	(81,523)	55,467		$(45,155)	$830	$(2,163)		$(46,488)	$(6,296)	$(3,950)		$(56,734)

Net loss per share:
Basic and diluted	$(0.07)				$(0.16)				$(0.16)				$(0.20)

Weighted average common shares outstanding:
Basic and diluted	287,412		573	(C5)	287,985				287,985				287,985

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

(A)	As reported in Nuance’s Form 10-K for the twelve months ended September 30, 2010 as filed with the SEC.

(B)	As derived from Spinvox’s unaudited financial information for the period from October 1, 2009 to December 29, 2009.

(C)	As derived from Equitrac’s unaudited financial information for the twelve months ended August 31, 2010.

(D)	As reported in the audited financial statements for SVOX for the twelve months ended December 31, 2010.

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended June 30, 2011

	Historical	Historical Equitrac				Historical SVOX
	Nuance for the	for the period from				for the period from
	Nine Months Ended	September 1, 2010 to	Pro Forma		Pro Forma	July 1, 2010 to	Pro Forma		Pro Forma
	June 30, 2011 (A)	May 31, 2011 (B)	Adjustments		Combined	March 31, 2011 (C)	Adjustments		Combined
		(in thousands, except per share amounts)
Revenue:
Product and licensing	$428,181	$40,654	$4,416	(A4)	$473,251	$10,963	$—		$484,214
Professional services and hosting	377,078	—	—		377,078	—	—		377,078
Maintenance and support	146,441	—	—		146,441	—	—		146,441

Total revenue	951,700	40,654	4,416		996,770	10,963	—		1,007,733

Cost of revenue:
Product and licensing	47,950	15,083	2,632	(A4)	65,665	747	—		66,412
Professional services and hosting	248,003	—	—		248,003	—	—		248,003
Maintenance and support	26,645		—		26,645	—	—		26,645
Amortization of intangible assets	40,541	—	2,357	(A1)	42,898	244	696	(B1)	43,838

Total cost of revenue	363,139	15,083	4,989		383,211	991	696		384,898

Gross profit (loss)	588,561	25,571	(573)		613,559	9,972	(696)		622,835

Operating expenses:
Research and development	129,898	4,161	—		134,059	7,789	—		141,848
Sales and marketing	225,817	9,386	—		235,203	2,931	—		238,134
General and administrative	104,271	8,120	(1,012	) (A2)	111,379	3,003	—		114,382
Amortization of intangible assets	65,221	353	3,116	(A1)	68,690	246	2,125	(B1)	71,061
Acquisition related costs, net	13,910	—	(1,701	) (A5)	12,209	—	(2,526	) (B3)	9,683
Restructuring and other charges (credits), net	5,343	—	—		5,343	—	—		5,343

Total operating expenses	544,460	22,020	403		566,883	13,969	(401)		580,451

Income (loss) from operations	44,101	3,551	(976)		46,676	(3,997)	(295)		42,384
Other income (expense):
Interest income	2,213	—	(271	) (A3)	1,942	2	(135	) (B2)	1,809
Interest expense	(26,814)	(3,812)	3,669	(A2)	(26,957)	(29)	—		(26,986)
Other (expense) income, net	8,865	(2,754)	2,754	(A6)	8,865	(122)	—		8,743

Income (loss) before income taxes	28,365	(3,015)	5,176		30,526	(4,146)	(430)		25,950
Provision for (benefit from) income taxes	(14,982)	(1,275)	34,741	(A7)	18,484	(68)	—		18,416

Net income (loss)	$43,347	$(1,740)	$(29,565)		$12,042	$(4,078)	$(430)		$7,534

Net income per share:
Basic	$0.14				$0.04				$0.03

Diluted	$0.14				$0.04				$0.02

Weighted average common shares outstanding:
Basic	300,846				300,846				300,846

Diluted	314,791				314,791				314,791

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

(A)	As reported in Nuance’s Form 10-Q for the nine months ended June 30, 2011 as filed with the SEC.

(B)	As derived from Equitrac’s unaudited financial information for the nine months ended May 31, 2011.

(C)	As derived from SVOX’s unaudited financial information for the nine months ended March 31, 2011.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
1. BASIS OF PRO FORMA PRESENTATION
     The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the transactions been consummated as of October 1, 2009. Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies which will not be known until the resolution of the contingency. The preliminary purchase consideration and purchase price allocation has been presented and does not necessarily represent the final purchase price allocation. The preliminary allocations of the purchase consideration to tangible and intangible assets acquired and liabilities assumed herein were based upon preliminary valuations and our estimates and assumptions are still subject to change.
2. PRELIMINARY PURCHASE PRICE ALLOCATION
     A summary of the purchase price allocations for the acquisition of Equitrac and SVOX are as follows (in thousands):

	Equitrac	SVOX
Total purchase consideration:
Cash	$161,950	$80,919
Deferred acquisition payment	—	42,990

Total purchase consideration	$161,950	$123,909

Allocation of the purchase consideration:
Current assets	$13,301	$910
Other assets	10,617	2,728
Identifiable intangible assets	91,900	42,165
Goodwill	87,705	92,478

Total assets acquired	203,523	138,281
Current liabilities	(3,262)	(9,542)
Deferred tax liability	(38,311)	(4,830)

Total liabilities assumed	(41,573)	(14,372)

Net assets acquired	$161,950	$123,909

3. PRO FORMA ADJUSTMENTS
The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained:
Equitrac
(A1)	Adjustment to eliminate historical amortization expense of $0.5 million and $0.4 million on historical Equitrac intangible assets for the twelve months ended August 31, 2010 and nine months ended May 31, 2011, respectively.

Adjustment to record $6.8 million and $5.8 million amortization expense for the $91.9 million of acquired intangible assets for Equitrac, for the twelve months ended August 31, 2010 and nine months ended May 31, 2011, respectively. Acquired intangible assets will be amortized using the straight line method, except customer relationships which will be amortized over a term consistent with the related future cash flow streams. The estimated weighted average useful life of the acquired identifiable intangible assets is 12.3 years.

(A2)	Adjustment to eliminate historical amortization expense of debt issuance costs and interest expense relating to the existing financial indebtedness that was cancelled pursuant to the acquisition of Equitrac.

(A3)	Adjustment to reduce interest income by applying the rate of return for the respective period to the assumed net decrease in cash used to fund the acquisition.

(A4)	Adjustment to record the impact of Accounting Standards Update (“ASU”) No. 2009-13, Revenue Recognition (Topic 605): “Multiple-Deliverable Revenue Arrangements, and ASU 2009-14, Software (Topic 985): Certain Revenue Arrangements that Include Software Elements to conform Equitrac’s accounting change with Nuance implementation date of October 1, 2010.
(A5)	Adjustment to eliminate transaction costs directly attributable to the acquisition of Equitrac.
(A6)	Adjustment to eliminate the change in fair value of Equitrac’s historical warrants that were canceled as part of the acquisition.
(A7)	We have recorded net deferred tax liabilities related to Equitrac’s acquired intangible assets of $38.3 million. As a result of the consolidation of the businesses, we will now be allowed to utilize the Equitrac deferred tax liabilities to offset a portion of our existing deferred tax assets in the U.S., creating future tax benefits that had previously been reduced by a valuation allowance. During the quarter ended June 30, 2011, following the acquisition of Equitrac, we reduced the valuation allowance by $34.7 million and recorded the reduction as an increase to the tax benefit during the period. The adjustment eliminates this one-time benefit from the pro forma financial statements for the nine months ended June 30, 2011.
SVOX
(B1)	Adjustment to eliminate historical amortization expense of $0.6 million and $0.5 million on historical SVOX intangible assets for the twelve months ended December 31, 2010 and nine months ended March 31, 2011, respectively.
Adjustment to record $4.4 million and $3.3 million amortization expense, on a straight-line basis for the $42.2 million of acquired intangible assets for SVOX, for the twelve months ended December 31, 2010 and nine months ended March 31, 2011, respectively. Acquired intangible assets will be amortized using the straight line method. The estimated weighted average useful life of the acquired identifiable intangible assets is 12.1 years.
(B2)	Adjustment to reduce interest income by applying the rate of return for the respective period to the assumed net decrease in cash used to fund the acquisition.

(B3)	Adjustment to eliminate transaction costs directly attributable to the acquisition of SVOX.
SpinVox
(C1)	Adjustment to eliminate historical amortization expense of $7.2 million on historical SpinVox intangible assets.

Adjustment to record $1.8 million amortization expense, on a straight-line basis for the $45.3 million of acquired intangible assets for SpinVox. The estimated weighted average useful life of the acquired identifiable intangible assets is 10.2 years.

(C2)	Adjustment to eliminate transactions costs directly attributable to the acquisition of SpinVox.
(C3)	Adjustment to reduce interest income by applying the rate of return for the respective period to the assumed net decrease in cash used to fund the acquisition.
(C4)	Adjustment to eliminate historical interest expense relating to the existing financial indebtedness that was cancelled pursuant to the acquisition of SpinVox.
(C5)	Adjustment to record the weighted impact of 2.3 million shares of Nuance common stock issued in connection with the SpinVox acquisition for the period from October 1, 2009 to December 30, 2009.
4. OTHER NON-RECURRING ACTIVITIES
Restructuring
     We expect that as we integrate Equitrac and SVOX into our existing businesses we will incur restructuring costs. Restructuring costs are typically comprised of severance costs to eliminate redundant positions, costs of consolidating duplicate facilities and contract termination costs. As of the acquisition date, we had not finalized any specific restructuring plans for either Equitrac or SVOX, and therefore no provision has been made for these costs in these pro forma financial statements.